THE WENDY’S COMPANY REPORTS THIRD QUARTER 2024 RESULTS

Dublin, Ohio (October 31, 2024) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the third quarter ended September 29, 2024.

“Wendy’s restaurants continued to deliver sales growth during the third quarter, maintaining overall traffic and dollar share in the QSR burger category,” said Kirk Tanner, President and Chief Executive Officer. “We continued to strengthen the relationship with our customers through our digital and loyalty platforms while driving growth for the breakfast and late-night dayparts. We expect to build on this progress into the close of this year with exciting new programming to showcase our craveable core, impactful innovation, and relevant value offerings.”

Third Quarter 2024 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Third Quarter		Year-to-Date
	2023	2024	2023	2024
Systemwide Sales Growth(1)
U.S.	3.6%	0.9%	6.0%	1.4%
International(2)	13.6%	7.7%	15.6%	8.3%
Global	4.8%	1.8%	7.2%	2.3%

Same-Restaurant Sales Growth(1)
U.S.	2.2%	0.2%	4.7%	0.5%
International(2)	7.8%	0.7%	9.4%	2.1%
Global	2.8%	0.2%	5.2%	0.7%

Systemwide Sales (In US$ Millions)(3)
U.S.	$3,113	$3,141	$9,242	$9,375
International(2)	$467	$495	$1,347	$1,439
Global	$3,580	$3,636	$10,589	$10,813

Restaurant Openings
U.S. - Total / Net	27 / 17	22 / (2)	66 / 16	65 / (19)
International - Total / Net	45 / 34	42 / 33	86 / 55	98 / 71
Global - Total / Net	72 / 51	64 / 31	152 / 71	163 / 52

Quarter End Restaurant Count
U.S.			6,010	6,011
International			1,156	1,281
Global			7,166	7,292

Global Reimaging Completion Percentage			83%	89%

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Third Quarter			Year-to-Date
	2023	2024	B / (W)	2023	2024	B / (W)
($ In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$550.6	$566.7	2.9%	$1,640.9	$1,672.2	1.9%
Adjusted Revenues(1)	$441.6	$443.6	0.5%	$1,320.8	$1,329.1	0.6%
U.S. Company-Operated Restaurant Margin	15.6%	15.6%	— %	15.9%	15.8%	(0.1)%
General and Administrative Expense	$59.3	$62.8	(5.9)%	$184.3	$188.0	(2.0)%
Operating Profit	$101.6	$94.7	(6.8)%	$295.4	$275.3	(6.8)%
Reported Effective Tax Rate	25.5%	27.9%	(2.4)%	25.8%	27.3%	(1.5)%
Net Income	$58.0	$50.2	(13.4)%	$157.5	$146.9	(6.7)%
Adjusted EBITDA	$139.2	$135.2	(2.9)%	$409.3	$406.1	(0.8)%
Reported Diluted Earnings Per Share	$0.28	$0.25	(10.7)%	$0.74	$0.71	(4.1)%
Adjusted Earnings Per Share	$0.27	$0.25	(7.4)%	$0.76	$0.75	(1.3)%
Cash Flows from Operations				$269.5	$286.7	6.4%
Capital Expenditures				$(55.7)	$(52.4)	6.0%
Free Cash Flow(2)				$226.4	$234.1	3.4%

(1) Total revenues less advertising funds revenue. (2) Cash flows from operations minus capital expenditures and the impact of our advertising funds.

Third Quarter Financial Highlights

Total Revenues

The increase in revenues resulted primarily from an increase in advertising funds revenue, an increase in franchise royalty revenue, and an increase in franchise fees. These were partially offset by lower Company-operated restaurant sales.

U.S. Company-Operated Restaurant Margin

U.S. Company-operated restaurant margin remained flat to the prior year. The impact of a higher average check and labor efficiencies was offset by labor rate inflation and customer count declines.

General and Administrative Expense

The increase in general and administrative expense was primarily driven by an increase in employee compensation and benefits and an increase in professional fees. These were partially offset by a decrease in incentive compensation accruals.

Operating Profit

The decrease in operating profit resulted primarily from an increase in the Company’s incremental investment in breakfast advertising, higher general and administrative expense, and higher depreciation. These were partially offset by higher franchise royalty revenue, higher other operating income, and higher franchise net rental income.

Net Income

The decrease in net income resulted primarily from a decrease in operating profit and a higher effective tax rate.

Adjusted EBITDA

The decrease in adjusted EBITDA resulted primarily from the Company’s incremental investment in breakfast advertising and higher general administrative expense, partially offset by an increase in franchise royalty revenue, higher other operating income, and higher franchise net rental income.

Adjusted Earnings Per Share

The decrease in adjusted earnings per share was driven by a decrease in adjusted EBITDA, an increase in depreciation and a higher effective tax rate. These were partially offset by fewer shares outstanding as a result of the Company’s share repurchase program.

Year to Date Free Cash Flow

The increase in free cash flow resulted primarily from a decrease in cash paid for cloud computing arrangements and a decrease in capital expenditures. These were partially offset by the Company’s incremental investment in breakfast advertising.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of 25 cents per share. The dividend is payable on December 16, 2024, to shareholders of record as of December 2, 2024. The number of common shares outstanding as of October 24, 2024 was approximately 203.8 million.

Share Repurchases

The Company repurchased 1.5 million shares for $25.2 million in the third quarter of 2024. In the fourth quarter of 2024, the Company has repurchased 0.2 million shares for $2.7 million through October 24. As of October 24, approximately $247.7 million remains available under the Company’s existing share repurchase authorization that expires in February 2027.

2024 Outlook

This release includes forward-looking projections for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization gains, net, amortization of cloud computing arrangements, gain on early extinguishment of debt, net, and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

During 2024 the Company Now Expects:

•	Global systemwide sales growth: ~3 percent

•	Adjusted earnings per share: $0.99 to $1.01

In Addition, the Company Continues to Expect:

•	Adjusted EBITDA: $535 to $545 million

•	Cash flows from operations: $365 to $385 million

•	Capital expenditures: $90 to $100 million

•	Free cash flow: $275 to $285 million

Conference Call and Webcast Scheduled for 8:30 a.m. Today, October 31

The Company will host a conference call on Thursday, October 31 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials are now available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 838590. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Company to Host Investor Day on March 5, 2025

The Company announced it will host an Investor Day on Wednesday, March 5, 2025. Due to limited capacity, attendance will be by invitation only. Additional details will be provided at a later date. The event will be accessible to all interested parties via live webcast from the Company’s Investor Relations website at www.irwendys.com.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) the disruption to the Company’s business from COVID-19 and its impact on the Company’s results of operations, financial condition and prospects; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the impact of social media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) our ability to deliver accelerated global sales growth and achieve or maintain market share across our dayparts; (11) the Company’s ability to achieve its growth strategy through new restaurant development and its Image Activation program; (12) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (13) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cyber incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (24) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; and (26) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the Company’s ability to effectively manage the transfer of restaurants between and among franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Argentina due to the highly inflationary economy of that country.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

U.S. Company-operated restaurant margin is defined as sales from U.S. Company-operated restaurants less cost of sales divided by sales from U.S. Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across over 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on X and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Aaron Broholm

Head of Investor Relations

(614) 764-3345; aaron.broholm@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Nine Month Periods Ended October 1, 2023 and September 29, 2024

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2023	2024	2023	2024
Revenues:
Sales	$234,721	$230,403	$703,358	$693,081
Franchise royalty revenue	130,088	132,601	384,366	394,599
Franchise fees	19,257	21,267	59,704	63,439
Franchise rental income	57,567	59,314	173,407	177,938
Advertising funds revenue	108,922	123,154	320,092	343,162

	550,555	566,739	1,640,927	1,672,219

Costs and expenses:
Cost of sales	199,522	195,638	597,068	587,637
Franchise support and other costs	14,806	16,047	41,853	47,011
Franchise rental expense	31,876	32,237	94,901	96,405
Advertising funds expense	107,895	129,732	319,174	357,923
General and administrative	59,288	62,794	184,306	188,047
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	34,288	36,996	101,258	110,006
Amortization of cloud computing arrangements	3,844	3,576	7,692	10,637
System optimization gains, net	(120)	(420)	(119)	(573)
Reorganization and realignment costs	611	354	8,100	8,479
Impairment of long-lived assets	59	178	513	2,873
Other operating income, net	(3,117)	(5,068)	(9,174)	(11,564)

	448,952	472,064	1,345,572	1,396,881

Operating profit	101,603	94,675	295,355	275,338
Interest expense, net	(30,957)	(31,270)	(93,798)	(92,800)
Loss on early extinguishment of debt	(319)	—	(1,585)	—
Investment (loss) income, net	—	—	(10,389)	11
Other income, net	7,637	6,246	22,546	19,382

Income before income taxes	77,964	69,651	212,129	201,931
Provision for income taxes	(19,915)	(19,427)	(54,627)	(55,071)

Net income	$58,049	$50,224	$157,502	$146,860

Net income per share:
Basic	$.28	$.25	$.75	$.72
Diluted	.28	.25	.74	.71

Number of shares used to calculate basic income per share	208,834	203,264	210,668	204,518

Number of shares used to calculate diluted income per share	210,602	204,254	212,853	205,803

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2023 and September 29, 2024

(In Thousands Except Par Value)

(Unaudited)

	December 31, 2023	September 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$516,037	$482,224
Restricted cash	35,848	35,180
Accounts and notes receivable, net	121,683	111,413
Inventories	6,690	6,251
Prepaid expenses and other current assets	39,640	32,816
Advertising funds restricted assets	117,755	115,329

Total current assets	837,653	783,213
Properties	891,080	894,200
Finance lease assets	228,936	235,780
Operating lease assets	705,615	686,286
Goodwill	773,727	773,187
Other intangible assets	1,219,129	1,199,413
Investments	34,445	31,758
Net investment in sales-type and direct financing leases	313,664	285,711
Other assets	178,577	183,675

Total assets	$5,182,826	$5,073,223

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,250	$29,250
Current portion of finance lease liabilities	20,250	21,952
Current portion of operating lease liabilities	49,353	50,578
Accounts payable	27,370	29,047
Accrued expenses and other current liabilities	135,149	128,734
Advertising funds restricted liabilities	120,558	113,511

Total current liabilities	381,930	373,072
Long-term debt	2,732,814	2,716,486
Long-term finance lease liabilities	568,767	567,242
Long-term operating lease liabilities	739,340	712,570
Deferred income taxes	270,353	270,089
Deferred franchise fees	90,132	89,300
Other liabilities	89,711	84,611

Total liabilities	4,873,047	4,813,370
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 205,397 and 203,089 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,960,035	2,967,927
Retained earnings	409,863	403,259
Common stock held in treasury, at cost; 265,027 and 267,335 shares, respectively	(3,048,786)	(3,097,785)
Accumulated other comprehensive loss	(58,375)	(60,590)

Total stockholders’ equity	309,779	259,853

Total liabilities and stockholders’ equity	$5,182,826	$5,073,223

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Nine Month Periods Ended October 1, 2023 and September 29, 2024

(In Thousands)

(Unaudited)

	Nine Months Ended
	2023	2024
Cash flows from operating activities:
Net income	$157,502	$146,860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	101,258	110,006
Amortization of cloud computing arrangements	7,692	10,637
Share-based compensation	16,769	18,491
Impairment of long-lived assets	513	2,873
Deferred income tax	(502)	(465)
Non-cash rental expense, net	30,724	31,973
Change in operating lease liabilities	(35,319)	(36,461)
Net receipt of deferred vendor incentives	4,007	1,449
System optimization (gains), net	(119)	(573)
Distributions received from joint ventures, net of equity in earnings	1,349	2,055
Long-term debt-related activities, net	7,310	5,609
Cloud computing arrangements expenditures	(25,154)	(10,583)
Changes in operating assets and liabilities and other, net	3,495	4,810

Net cash provided by operating activities	269,525	286,681

Cash flows from investing activities:
Capital expenditures	(55,689)	(52,361)
Franchise development fund	(1,947)	(21,040)
Dispositions	280	3,222
Notes receivable, net	1,825	1,383

Net cash used in investing activities	(55,531)	(68,796)

Cash flows from financing activities:
Repayments of long-term debt	(61,280)	(21,937)
Repayments of finance lease liabilities	(16,947)	(15,421)
Repurchases of common stock	(142,413)	(60,056)
Dividends	(157,871)	(153,411)
Proceeds from stock option exercises	9,113	4,651
Payments related to tax withholding for share-based compensation	(3,827)	(4,395)

Net cash used in financing activities	(373,225)	(250,569)

Net cash used in operations before effect of exchange rate changes on cash	(159,231)	(32,684)
Effect of exchange rate changes on cash	307	(1,603)

Net decrease in cash, cash equivalents and restricted cash	(158,924)	(34,287)
Cash, cash equivalents and restricted cash at beginning of period	831,801	588,816

Cash, cash equivalents and restricted cash at end of period	$672,877	$554,529

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Nine Month Periods Ended October 1, 2023 and September 29, 2024

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2023	2024	2023	2024
Net income	$58,049	$50,224	$157,502	$146,860
Provision for income taxes	19,915	19,427	54,627	55,071

Income before income taxes	77,964	69,651	212,129	201,931
Other income, net	(7,637)	(6,246)	(22,546)	(19,382)
Investment loss (income), net	—	—	10,389	(11)
Loss on early extinguishment of debt	319	—	1,585	—
Interest expense, net	30,957	31,270	93,798	92,800

Operating profit	101,603	94,675	295,355	275,338
Plus (less):
Advertising funds revenue	(108,922)	(123,154)	(320,092)	(343,162)
Advertising funds expense (a)	107,834	122,963	316,583	342,510
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	34,288	36,996	101,258	110,006
Amortization of cloud computing arrangements	3,844	3,576	7,692	10,637
System optimization gains, net	(120)	(420)	(119)	(573)
Reorganization and realignment costs	611	354	8,100	8,479
Impairment of long-lived assets	59	178	513	2,873

Adjusted EBITDA	$139,197	$135,168	$409,290	$406,108

Revenues	$550,555	$566,739	$1,640,927	$1,672,219
Less:
Advertising funds revenue	(108,922)	(123,154)	(320,092)	(343,162)

Adjusted revenues	$441,633	$443,585	$1,320,835	$1,329,057

(a)

Excludes advertising funds expense of $596 and $1,802 for the three and nine months ended October 1, 2023, respectively, and $6,599 and $14,773 for the three and nine months ended and September 29, 2024, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising surplus (deficit) of $535 and $(789) for the three and nine months ended October 1, 2023, respectively, and $(170) and $(640) for the three and nine months ended September 29, 2024, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Nine Month Periods Ended October 1, 2023 and September 29, 2024

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2023	2024	2023	2024
Net income	$58,049	$50,224	$157,502	$146,860

Plus (less):
Advertising funds revenue	(108,922)	(123,154)	(320,092)	(343,162)
Advertising funds expense (a)	107,834	122,963	316,583	342,510
System optimization gains, net	(120)	(420)	(119)	(573)
Reorganization and realignment costs	611	354	8,100	8,479
Impairment of long-lived assets	59	178	513	2,873
Loss on early extinguishment of debt	319	—	1,585	—

Total adjustments	(219)	(79)	6,570	10,127
Income tax impact on adjustments (b)	(187)	(5)	(2,272)	(2,253)

Total adjustments, net of income taxes	(406)	(84)	4,298	7,874

Adjusted income	$57,643	$50,140	$161,800	$154,734

Diluted earnings per share	$.28	$.25	$.74	$.71
Total adjustments per share, net of income taxes	(.01)	—	.02	.04

Adjusted earnings per share	$.27	$.25	$.76	$.75

(a)

Excludes advertising funds expense of $596 and $1,802 for the three and nine months ended October 1, 2023, respectively, and $6,599 and $14,773 for the three and nine months ended September 29, 2024, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising surplus (deficit) of $535 and $(789) for the three and nine months ended October 1, 2023, respectively, and $(170) and $(640) for the three and nine months ended September 29, 2024, respectively.

(b)	Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Nine Month Periods Ended October 1, 2023 and September 29, 2024

(In Thousands)

(Unaudited)

	Nine Months Ended
	2023	2024
Net cash provided by operating activities	$269,525	$286,681
Plus (less):
Capital expenditures	(55,689)	(52,361)
Advertising funds impact (a)	12,613	(244)

Free cash flow	$226,449	$234,076

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”